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                                                                      EXHIBIT 49

                        COMMON STOCK PURCHASE AGREEMENT
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       THIS AGREEMENT (the "Agreement") is made and entered into as of the 10th
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day of July, 1996, by and between MCS Capital Management, Inc., a Delaware corporation (the "Company"), and MCS Capital, Inc., a Delaware corporation (the
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"Purchaser").
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                                    Recitals
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       WHEREAS, the Company desires to sell and Purchaser desires to purchase
737.9679 shares of Class F common stock, par value $.01 per share (the "CLC
                                                                        ---
Common Stock"), of Coinmach Laundry Corporation (formerly SAS Acquisitions
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Inc.), a Delaware corporation.

                                   Agreement
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       NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

       1.    Purchase, Sale and Delivery of Common Stock.
             -------------------------------------------

          (a) On the terms and subject to the conditions of this Agreement, Purchaser agrees to purchase from the Company and the Company agrees to sell to Purchaser, 737.9679 shares of CLC Common Stock for a purchase price of $10.00 (the "Purchase Price").
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          (b) On the date hereof, (i) the Company shall deliver to Purchaser one or more certificates representing the CLC Common Stock purchased and sold hereunder, endorsed in Purchaser's name, and (ii) Purchaser shall pay the Purchase Price to the Company.

       2.    Representations and Warranties of Purchaser.
             -------------------------------------------

       Purchaser hereby represents and warrants to the Company that Purchaser is purchasing the CLC Common Stock for its own account and not with a view to any resale or distribution of the CLC Common Stock purchased and sold hereunder that would violate the Securities Act, and acknowledges that there are substantial restrictions on the transferability of such CLC Common Stock, and it understands that such CLC Common Stock has not been registered under the Securities Act and that certificates representing such CLC

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Common Stock initially will bear the legend and be subject to the restrictions on transfer and sale set forth in Section 3 of this Agreement.

       3.    Certificates for Securities and Legend.  The certificates
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representing the CLC Common Stock will initially bear the following legend:

  THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF JULY 26, 1995, AS AMENDED FROM TIME TO TIME, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN INVESTOR PURCHASE AGREEMENT AMONG THE COINMACH CORPORATION, THE INITIAL HOLDER OF THIS CERTIFICATE AND A CERTAIN INVESTOR, DATED AS OF JANUARY 31, 1995, AS AMENDED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

       4.    Notices.  All notices and other communications hereunder shall be
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in writing and shall only be deemed to have been duly given if mailed by registered or certified mail or transmitted by any standard form of telecommunication and if addressed, in the case of notices to Purchaser, to Purchaser at the address appearing on the signature page hereof; and, in the case of the Company, to it at the address appearing on the signature page hereof.

       5.    Parties and Beneficiaries.  This Agreement shall inure to the
             -------------------------
benefit of and be binding upon the Company, Purchaser and their respective successors and assigns.

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       6.    Applicable Law.  This Agreement shall be governed by, and construed
             --------------
in accordance with, the laws of the State of New York.

       7.    Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

       8.    Section Headings.  The section headings in this Agreement are for
             ----------------
convenience of reference only and shall not be deemed to alter or affect any provision hereof.


                            [SIGNATURE PAGE FOLLOWS]



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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.


                                 MCS CAPITAL, INC.


                                      /s/ STEPHEN R. KERRIGAN
                                 By:________________________
                                 Name:  Stephen R. Kerrigan
                                 Title: President

                                 Address:  55 Lumber Road
                                           Roslyn, NY 11576



                                 MCS CAPITAL MANAGEMENT, INC.


                                      /s/ STEPHEN R. KERRIGAN
                                 By:  _____________________
                                      Stephen R. Kerrigan
                                      President



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